The Procter & Gamble Company
June 28, 2011

Biolase Technology, Inc.
4 Cromwell
Irvine, California 92618
Attention:	Federico Pignatelli Chairman and Chief Executive Officer
Ladies and Gentlemen:
Reference is hereby made to that certain License Agreement, which is in effect having an effective date of January 1, 2009 (which superseded that certain License Agreement, with an effective date of January 24, 2007), by and between Biolase Technology, Inc. (“BIOLASE”) and The Procter & Gamble Company (“P&G”) (the “License Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have those meanings ascribed to them in the License Agreement. BIOLASE and P&G may be referred to herein individually as a “party” and together as the “parties.”
NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.       Amendment to License Agreement. Section 4.2 of the License Agreement is hereby deleted in its entirety and shall be substituted with the following in lieu thereof:
“ 4.2 Quarterly Payments: P&G will allow BIOLASE to remove a sum of one hundred eighty seven thousand five hundred dollars ($187,500) per QUARTER, hereafter, “P&G QUARTERLY PAYMENTS” from the PREVIOUSLY PAID QUARTERLY PAYMENTS.
4.2.1. Upon the conclusion of ten (10) QUARTERS after January 1, 2009, the exclusive license granted to P&G by BIOLASE under section 2.1 shall revert to a non-exclusive license unless P&G pays BIOLASE a QUARTERLY payment of one hundred eighty seven thousand five hundred dollars ($187,500). ”

2.      Miscellaneous. Except as otherwise expressly provided in this letter amendment, nothing herein shall be deemed to amend or modify any provision of the License Agreement, which shall remain in full force and effect. This letter amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the License Agreement as herein modified shall continue in full force and effect. This letter amendment shall be governed by and construed in accordance with the internal laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Wherever possible, each provision of this letter amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter amendment. This letter amendment may be executed in any number of counterparts and by different parties to this agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature to this letter amendment delivered by a party by facsimile transmission or by portable document format by electronic mail shall be deemed to be an original signature hereto.
[SIGNATURES APPEAR ON NEXT PAGE]

Very truly yours,
THE PROCTER & GAMBLE COMPANY

By:	/s/ Alan Maingot

Name: Alan Maingot
Title: Vice President, Global Research and Development Oral Care

ACCEPTED AND AGREED: BIOLASE TECHNOLOGY, INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and Chief Executive Officer

3